UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2011

IntelGenx Technologies Corp.
(Exact name of registrant as specified in charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices)

Registrant’s telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported by IntelGenx Technologies Corp. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011 (the “Prior Report”), on June 3, 2011 the Company entered into a definitive securities purchase agreement with certain accredited and institutional investors (collectively, the “Investors”) for the issuance and sale in a private placement transaction (the “US Private Offering”) of 2,582,536 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the "Common Stock"), at a per share purchase price of $0.67, and three-year warrants (the "Warrants") to purchase up to 1,291,268 shares of Common Stock at an exercise price of $0.74 per share, for aggregate gross proceeds of approximately $1.7 million.

In the Prior Report, the Company also disclosed that it intended to enter into a definitive subscription agreement solely with Canadian investors for the issuance and sale in a concurrent non-brokered private placement transaction (the “Canadian Private Offering”) of up to an additional $1.5 million in Shares and Warrants under the same terms and conditions as the US Private Offering. On June 21, 2011, the Company entered into definitive subscription agreements with such Canadian investors for the issuance and sale of 2,238,806 Shares and Warrants to purchase up to 1,119,403 shares of Common Stock for aggregate gross proceeds of approximately $1.5 million.

The US and Canadian Private Offerings were consummated on June 21, 2011 (the “Closing Date”) pursuant to which the Company received aggregate gross proceeds from the US and Canadian Private Offerings of approximately $3.2 million, before deducting offering expenses. The Company intends to use the net proceeds from the sale of the Shares and Warrants pursuant to the US and Canadian Private Offerings for general corporate purposes.

Rodman & Renshaw, LLC acted as the exclusive placement agent for the US Public Offering. On the Closing Date, the Company paid/issued to Rodman & Renshaw, LLC or its designees: (i) cash commissions in the amount of $121,120.85, representing 7% of the aggregate gross proceeds received by the Company in the US Private Offering, plus expenses in the amount of $24,982.38; and (ii) warrants (the “Placement Agent Warrants”) to purchase 180,778 shares of Common Stock, representing 7% of the amount of Shares sold in the US Private Offering.

Also on the Closing Date, the Company paid/issued to each of Haywood Securities Inc. and Raymond James Ltd. in connection with the Canadian Private Offering: (i) cash finder’s fee in the amount of $90,930 and $14,070 respectively, representing 7% of the aggregate gross proceeds received by the Company in the Canadian Private Offering; and (ii) warrants to purchase 135,716 and 21,000 shares of Common Stock respectively, representing 7% of the amount of Shares sold in the Canadian Private Offering.

The foregoing is a summary of the consummation of the US and Canadian Private Offerings and not a complete discussion thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Prior Report, together with the full text of each agreement and other documents filed as exhibits to the Prior Report, which are incorporated herein by reference.

On June 22, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference. On the Closing Date, the Company’s issuance of the Shares, Warrants and Placement Agent Warrants was made in reliance upon the exemption from registration for non-public offerings under §4(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit	Description
Number
4.1	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011).
10.1	Form of Securities Purchase Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011).
10.2	Form of Registration Rights Agreement (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011).
99.1	Press Release of IntelGenx Technologies Corp. dated as of June 3, 2011 (incorporated by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2011).
99.2	Press Release of IntelGenx Technologies Corp. dated as of June 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.
(Registrant)

By: /s/ Horst Zerbe
Name: Horst G. Zerbe
Title: President and Chief Executive Officer

Date: June 22, 2011